CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[*confidential treatment requested*]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit 10.1

Amendment No. 17 to the License Agreement

This Amendment No. 17 ("Amendment No. 17"), effective as of August 1, 2020, ("Amendment Effective Date") to the License Agreement dated as of November 1, 1994, by and between S&P Dow Jones Indices, LLC ("S&P")  and Cboe Exchange, Inc. ("CBOE"), as previously amended by Amendment No. 1 effective January 15, 1995, Amendment No. 2 effective April 1, 1998, Amendment No. 3 effective July 28, 2000, Amendment No. 4 effective October 27, 2000, Amendment No. 5 effective March 1, 2003, Amended and Restated Amendment No. 6 effective February 24, 2009 (which implemented "Addendum No. 1"), Amended and Restated Amendment No. 7 effective February 24, 2009, Amendment No. 8 effective January 9, 2005, Amendment No. 10 effective June 19, 2009, Amendment No. 11 effective April 29, 2010, Amendment No. 12 effective March 8, 2013, Amendment No. 13 effective December 21, 2017, Amendment No. 14 effective  January 1, 2017, Amendment No. 15 effective January 15, 2019, and Amendment No. 16 effective April 1, 2020 (Amendment No. 9 effective April 23, 2007 having been terminated as of February 24, 2009), (the License Agreement, as so amended, the "Prior Agreement"). This Amendment No. 17 and the Prior Agreement shall hereafter be known as the "Agreement".

WHEREAS, Cboe and S&P desire to establish a reduced fee to be paid to S&P in connection with trading on Cboe’s Markets of Mini-VIX Contracts (as defined below).

NOW THEREFORE, the parties agree as follows:

1.New paragraph (z) is added to Section 1 of Addendum No. 1 to the Prior Agreement, as follows:

(z)“Mini-VIX Contract” means a Category I Product or Category II Product based on the Cboe Volatility Index (a/k/a the “VIX Index”) that has a notional value that is less than [*confidential treatment requested*] percent ([*confidential treatment requested*]%) of the notional value of the corresponding standard size Product.

2.Exhibit C to Addendum No. 1 of the Prior Agreement is hereby deleted and replaced in its entirety with amended and restated Exhibit C, attached hereto.
3.Terms that are used in this Amendment No. 17 with reference to the Prior Agreement but not modified or otherwise redefined herein shall have the respective meanings set forth in the Prior Agreement.  Provisions of the Prior Agreement not expressly modified by this Amendment No. 17 will continue in effect.

The terms and conditions of this Amendment No. 17 are acknowledged and agreed to:

Cboe Exchange, Inc.		S&P Dow Jones Indices, LLC

Signature:	/s/ John F. Deters	Signature:	/s/ Jamie Farmer
Name:	John F. Deters	Name:	Jamie Farmer
Title:	EVP, CSO	Title:	Chief Commercial Officer
Date:	August 1, 2020	Date:	September 21, 2020

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[*confidential treatment requested*]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXHIBIT C

(to Addendum No. 1)

FEES

1.Pursuant to Section 6(a) of this Addendum No. 1, CBOE shall pay fees to S&P computed as follows:

(1)For Category I Products and Category II Products based on any BuyWrite Index or a Volatility Index, other than a Mini-VIX Contract, a fee of $[*confidential treatment requested*] per Contract

(2)For Category I Products and Category II Products based on any Variance Indicator, a fee of: $[*confidential treatment requested*] per Contract during calendar year 2013; $[*confidential treatment requested*] per Contract during calendar year 2014; $[*confidential treatment requested*] per Contract during calendar years 2015-2022; and $[*confidential treatment requested*] per Contract during the remaining term of this Agreement

(3)For Mini-VIX Contracts, a fee of $[*confidential treatment requested*] per Contract

(4)[*confidential treatment requested*] percent ([*confidential treatment requested*]%) of all revenues received by CBOE, excluding sales, value-added and similar taxes, in connection with the license from CBOE to Rampart pursuant to the arrangement described in Section 2(f).

Notwithstanding the foregoing or any other provision of this Agreement:

(A)During any Volatility Index Non-exclusive Period (x) CBOE shall not be obligated to pay any fees with respect to Contracts on the Volatility Index subject to the Volatility Index Non-exclusive Period until such time during the term of the Agreement, if ever, as the Volatility Index Non-exclusive Period is no longer in effect for such Volatility Index, and (y) CBOE shall have no obligation to make any payment to S&P determined in accordance with Addendum No. 3. If CBOE is successful in causing the Volatility Index Non-exclusivity Period no longer to be in effect during the term of the Agreement, CBOE shall promptly pay S&P an amount equal to the fees that CBOE did not pay pursuant to the foregoing sentence, reduced by an amount (but not to less than zero) equal to the costs incurred by CBOE to cause the Volatility Index Non-exclusive Period no longer to be in effect.

(B)If another Market (as defined below) provides a market for the trading of any Category I or Category II Product based on any BuyWrite Index or Variance Indicator without having been granted a license to do so by S&P with the consent of CBOE, CBOE shall have no obligation to pay any per-contract fee with respect to such Product during the time that such other Market is providing such a market.

The term “Market” as used in the preceding sentence is used to mean any regulated exchange or contract market, automated quotation system, electronic communications network or other similar market system.

2.Pursuant to Section 6(b) of this Addendum No. 1, S&P shall pay fees to CBOE computed as follows:

[*confidential treatment requested*] percent ([*confidential treatment requested*]%) of all revenues, excluding sales, value-added and similar taxes, received by S&P in connection with

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[*confidential treatment requested*]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

licenses granted by S&P to third parties that issue, sell, sponsor, distribute, market and/or promote Products based on the Amendment No. 6 Indexes, as contemplated under Section 3.

The parties acknowledge and agree that the Fee Schedule set forth in this Exhibit C shall have effect from and after August 1, 2020.

The parties agree that the terms upon which License Fees are calculated pursuant to this Exhibit C shall be considered confidential information of each party for purposes of Subsection 11(b) of the License Agreement.